Exhibit 10(c)

                              FOURTH AMENDMENT TO,
              AND AGREEMENT TO PARTIALLY TERMINATE, LEASE AGREEMENT

         THIS FOURTH AMENDMENT TO, AND AGREEMENT TO PARTIALLY TERMINATE, LEASE AGREEMENT (the "Fourth Amendment"), is entered into as of March 1, 2004, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements have changed and Tenant has requested that Landlord assist Tenant in locating tenants to lease portions of the Original Premises. In accordance with Tenant's request, Landlord previously identified (i) G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and Landlord and Tenant previously entered into that certain First Amendment to Lease Agreement and Agreement dated as of October 31, 2003 (the "First Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the GTM Premises and that certain Second Amendment to, and Partial Termination of, Lease Agreement dated as of January 1, 2004 (the "Second Amendment"), whereby the Lease was partially terminated with respect to the portion of the Original Premises which is comprised of the GTM Premises; and (ii) Professional's Choice Sports Medicine Products, Inc. ("Professional's Choice") as a prospective tenant to lease a portion of the Original Premises comprising approximately 37,600 square feet (the "Professional's Choice Premises") and Landlord and Tenant previously entered into that certain Third Amendment to Lease Agreement and Agreement dated as of February 27, 2004 (the "Third Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the Professional's Choice Premises.

           C. Landlord now desires to extend to Tenant an option to terminate the Lease with respect to the portion of the Original Premises which is comprised of approximately 25,000 square feet and is depicted in Exhibit A to this Fourth Amendment (the "Additional Premises"), subject to the payment by Tenant of the lump sum amount of $100,000 to Landlord (the "Additional Premises Termination Payment") and fulfillment of all terms and conditions set forth in this Fourth Amendment.

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         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this Fourth Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Unless defined in this Fourth Amendment, or except as otherwise expressly provided in this Fourth Amendment, capitalized terms utilized in this Fourth Amendment shall have the meanings ascribed to such terms in the Lease.

                  2. Agreement to Partially Terminate the Lease. Landlord and Tenant hereby agree and acknowledge that subject to (i) payment by Tenant of the Additional Premises Termination Payment in good funds to Landlord, and (ii) Tenant's having terminated any tenancies, subtenancies or other occupancy agreements and/or arrangements with any tenant(s) and/or occupant(s) of the Additional Premises and all of such tenant(s) and/or occupant(s) having vacated the Additional Premises and delivered up possession of the Additional Premises to Tenant, Tenant shall be entitled to elect to terminate the Lease with respect only to the portion of the Original Premises which is comprised of the Additional Premises. If Tenant elects to partially terminate the Lease with respect to the Additional Premises, such election shall be communicated to Landlord in writing on or before May 1, 2004 and Landlord agrees that Tenant's right to elect to partially terminate the Lease with respect to the Additional Premises shall be irrevocable until the close of business on May 1, 2004, whereupon, if Tenant shall not have so elected to partially terminate the Lease with respect to the Additional Premises by said date, Tenant's right to so elect to partially terminate the Lease with respect to the Additional Premises shall expire automatically without further action of either Landlord or Tenant and Tenant shall have no further right to so elect to partially terminate the Lease thereafter. If Tenant shall so elect to terminate the Lease with respect to the Additional Premises on or before May 1, 2004, as aforesaid, Tenant shall fully comply with the requirements of this Section 2 on or before June 1, 2004. If Tenant so complies, the date of partial termination of the Lease with respect to the Additional Premises shall be the date upon which Tenant complies with the last of the requirements set forth in the first sentence of this Section 2 to be complied with by Tenant; provided, however that the requirement that Tenant pay the Additional Premises Termination Payment in good funds to Landlord will be deemed to have been met on the date Tenant tenders to Landlord its check in the full amount of the Additional Premises Termination Payment, provided that such check clears Tenant's bank when first deposited by Landlord; otherwise such requirement will not be deemed to have been met until the date upon which Landlord's account is credited by its bank with funds in the full amount of the Additional Premises Termination Payment which are subject to an immediate withdrawal right in favor of Landlord. If Tenant does not fully comply with the requirements of this Section 2 on or before said latter date, Tenant's right to elect to terminate the Lease with respect to the Additional Premises shall expire automatically and Tenant shall have no further right to so elect to partially terminate the Lease thereafter. Landlord and Tenant shall execute a mutually acceptable written instrument acknowledging partial termination of the Lease with respect to the Additional Premises in accordance with the provisions

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set forth above in this Section 2 and agreeing to such amendments and modifications of the Lease as are necessary and appropriate to modify Tenant's proportionate share of shared costs and expenses as provided in the Lease, and other matters, if any, as Landlord and Tenant shall mutually agree.

         3. Amendment; Confirmation; Interpretation. To the extent, but only to the extent, necessary to give effect to the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment, the Lease is deemed amended and modified. Except to the limited extent amended and modified hereby, the Lease is ratified and confirmed in all respects and remains extant and in full force and effect.

         4. General Provisions.

                  4.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this Fourth Amendment.

                  4.2 Counterparts; Fax Signatures. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

                  4.3 Severability. If any provisions, or portions thereof, of this Fourth Amendment or the application thereof are held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Fourth Amendment shall not be affected thereby and to this end only the provisions of this Fourth Amendment are declared severable.

                  4.4 Successors and Assigns. Subject to the provisions of
Section 4.10 of this Fourth Amendment, all terms of this Fourth Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  4.5 Governing Law; Venue. This Fourth Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this Fourth Amendment shall be brought in San Diego County, California.

                  4.6 Waiver. No waiver of any of the provisions of this Fourth Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

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                  4.7      Time.  Time is of the essence with respect to the
performance  by each party of its rights and obligations hereunder.

                  4.8 Attorneys' Fees. In the event any attorney is employed by either party to this Fourth Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or interpretation of this Fourth Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this Fourth Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

                  4.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this Fourth Amendment.

                  4.10 Assignment. Neither party may assign this Fourth Amendment nor any of its respective rights, liabilities and obligations under this Fourth Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

                  4.11 Entire Agreement. This Fourth Amendment, together with the First Amendment, Second Amendment, Third Amendment and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Fourth Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this Fourth Amendment which are not fully expressed herein, in the First Amendment, Second Amendment, Third Amendment and/or the Lease.

                  4.12 Amendment. No supplement, amendment, modification, discharge or change of this Fourth Amendment shall be binding unless executed in writing by all of the parties.

                  4.13 Authority. If a party to this Fourth Amendment is a corporation or other entity which is not a natural person, each individual executing this Fourth Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this Fourth Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this Fourth Amendment is binding upon such corporation or other entity in accordance with its terms.

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         IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

         Landlord:                                       Tenant:

GILLESPIE FIELD PARTNERS, LLC               SPARKS EXHIBITS, LTD.,
a California limited liability company      a California corporation

By:  ____________________________           By:  ________________________
         [Signature]                                   [Signature]

     ____________________________                ________________________
       [Print Name and Title]                     [Print Name and Title]